Media Contact:

Mike Barone

713-275-8243

mbarone@greenbank.com

Investor Relations:

713-275-8220
investors@greenbank.com

PRESS RELEASE

FOR IMMEDIATE RELEASE

Green Bancorp, Inc. Reports Fourth Quarter 2015 and Record Full Year 2015 Earnings

2015 Fourth Quarter Highlights

•	Fourth quarter 2015 earnings per share (diluted) were $0.07 and excluding one-time acquisition expenses would have been $0.13 per share
•	Net income was $2.6 million and would have been $4.6 million excluding one-time acquisition expenses
•	Pre-tax, pre-provision adjusted net income was $19.7 million for the fourth quarter 2015 compared to $8.8 million in the fourth quarter 2014, a 122.6% increase
•	Completed the merger of Patriot Bancshares, Inc. (“Patriot”) on October 1, 2015 and integration is close to complete
•	Recorded $12.5 million in provision for loan losses related to energy which raises the level of allowance for the Company’s energy related loans to 6%

2015 Full Year Highlights

•	Full year 2015 earnings per share (diluted) were $0.53 and excluding one-time acquisition expenses would have been $0.67
•	Net income for the year December 31, 2015 was $15.4 million and excluding one-time acquisition expenses would have increased to $19.5 million
•	Loans increased $1.3 billion or 74.0% to $3.1 billion compared with December 31, 2014 with $250 million or 13.9% achieved from organic growth
•	Deposits increased $1.3 billion or 68.0% to $3.1 billion compared with December 31, 2014

Houston, TX – January 29, 2016– Green Bancorp, Inc. (NASDAQ: GNBC), the bank holding company (“Green Bancorp” or the “Company”) that operates Green Bank, N.A. (“Green Bank”),  today announced results for its fourth quarter and year ended December 31, 2015.  The Company reported net income for the quarter of $2.6 million, or $0.07 per diluted common share, compared to net income of $2.0 million or $0.08 per diluted common share reported for the same period in 2014.    Excluding one-time acquisition expenses, net income for the fourth quarter 2015 would have been $4.6 million or $0.13 per diluted common share, compared to $4.8 million or $0.18 per diluted common share reported for the same period in 2014.

Manny Mehos, Chairman and Chief Executive Officer of Green Bancorp said, “While the drop in oil prices has resulted in a moderation of growth in the local Houston economy, we continue to experience opportunities for attractively priced loan generation in industries that are not directly impacted by the slowing energy sector. We have immediately recognized significant bottom-line impact from the Patriot merger and we believe we enter 2016 poised to post strong earnings.”

Geoff Greenwade, President of Green Bancorp and Chief Executive Officer of Green Bank remarked, “We are very pleased with the merger with Patriot and the integration of the bank, so far.  We have quickly made the necessary personnel decisions and achieved significantly all of the 40% costs saves that we previously outlined.”

Results of operations for the quarter ended December 31, 2015

Net income for the quarter ended December 31, 2015 was $2.6 million, compared with $2.0 million for the same period in 2014. Net income per diluted common share was $0.07 for the quarter ended December 31, 2015, compared with $0.08 for the same period in 2014.  The increase in net income was principally due to increased interest income resulting from growth in loans offset by the increase in provision for loan losses and noninterest expense due to the Patriot merger.    Excluding the one-time acquisition expenses, net income for the quarter would have been  $4.6 million, or $0.13 per diluted common share.  Returns on average assets and average common equity, each on an annualized basis, for the three months ended December 31, 2015 were 0.27% and 2.38%, respectively. Green Bancorp’s efficiency ratio, which represents noninterest expense divided by the sum of net interest income and noninterest income, was 54.66% for the three months ended December 31, 2015.    Excluding the impact of one-time acquisition expenses, returns on average assets and average common equity, each on an annualized basis, would have been 0.49% and 4.28%, respectively, and the efficiency ratio would have been 49.96% for the three months ended December 31, 2015.

Net interest income before provision for loan losses for the quarter ended December 31, 2015, was $35.0 million, an increase of $14.7 million, or 72.6%, compared with $20.3 million during the same period in 2014.  The increase was primarily due to a 75.7% increase in average loan volume largely driven by the Patriot merger. The net interest margin for the quarter ended December 31, 2015 was 3.92%, compared with 3.92% for the same period in 2014. Average noninterest-bearing deposits for the quarter ended December 31, 2015 were $648.0 million, an increase of $229.3 million compared with the same period in 2014,  and an increase of $166.1 million compared to the quarter ended September 30, 2015. Average shareholders’ equity for the quarter ended December 31, 2015 was $429.5 million, an increase of $142.9 million compared with the same period in 2014, and an increase of $128.2 million compared to the quarter ended September 30, 2015.

Net interest income before provision for loan losses during the quarter ended December 31, 2015 increased 65.4% or $13.8 million, compared with $21.2 million for the quarter ended September 30, 2015,  primarily due to a 58.6% increase in average loan volume primarily driven by the Patriot merger. The net interest margin for the quarter ended December 31, 2015 of 3.92% increased from 3.63% for the quarter ended September 30, 2015.  Increases in noninterest-bearing deposits and shareholders’ equity contributed to the improvement in the net interest margin. The increase in net interest margin from the prior quarter was primarily due to higher loan yield resulting from higher discount accretion.

Noninterest income for the quarter ended December 31, 2015 was $4.3 million, an increase of $2.2 million, or 100.1%, compared with $2.1 million for the same period in 2014.  This increase was primarily due to a $772 thousand gain on sale of available-for-sale securities, a $482 thousand increase in customer service fees and a $377 thousand increase in gain on sale of guaranteed portion of loans. When comparing the quarter ended December 31, 2015 to the quarter ended September 30, 2015, noninterest income increased $1.4 million, or 48.9%, from $2.9 million.

Noninterest expense for the quarter ended December 31, 2015 was $21.5 million, an increase of $3.6 million, or 20.1%, compared with $17.9 million for the same period in 2014.  The increase was primarily due to increases related to ongoing acquired Patriot operations.  Other increases in noninterest expense were offset by the $2.4 million decrease in one-time acquisition expenses.  When comparing the quarter ended December 31, 2015 to the quarter ended September 30, 2015, noninterest expense increased 49.4%, or $7.1 million, from $14.4 million, primarily due to increases related to ongoing acquired Patriot operations.

Loans held for investment at December 31, 2015 were $3.1 billion, an increase of $1.3 billion, or 74.0%, compared with $1.8 billion at December 31, 2014,  primarily due to the Patriot merger, which was finalized at the beginning of the fourth quarter 2015 and continued opportunities for our portfolio bankers to generate new loans and expand existing relationships within our target markets.  Loans held for investment at December 31, 2015 increased $1.1 billion, or 57.9%, from September 30, 2015 primarily due to the Patriot merger.  Excluding loans acquired in the Patriot merger based on the merger date balance, loans increased $67.3 million or 3.4%  and $250.4 million or 13.9% from September 30, 2015 and December 31, 2014, respectively.  Average loans held for investment increased 75.7% or $1.3 billion to $3.0 billion for the quarter ended December 31, 2015, compared with $1.7 billion for the same period in 2014. Average loans held for investment for the quarter ended December 31, 2015 increased 58.6% or $1.1 billion from the quarter ended September 30, 2015.

Deposits at December 31, 2015 were $3.1 billion, an increase of $1.3 billion, or 68.0%, compared to December 31, 2014,  primarily due to $1.1 billion related to the Patriot merger and $117.4 million increase in our commercial deposits.    Deposits at December 31, 2015 increased $1.2 billion or 59.7% from September 30, 2015 due primarily to the Patriot merger.  Excluding the deposits acquired through the Patriot merger, period-end deposits at December 31, 2015 increased $73.1 million or 3.8% and $168.5 million or 9.1% from September 30, 2015 and December 31, 2014, respectively. Noninterest-bearing deposits at December 31, 2015 were $643.4 million, an increase of $211.4 million, or 48.9%, compared to December 31, 2014 and an increase of $144.3 million, or 28.9%, compared to September 30, 2015.  Average deposits increased 69.8% or $1.2 billion to $3.0 billion for the quarter ended December 31, 2015, compared with the same period of 2014. Average noninterest bearing deposits for the quarter ended December 31, 2015 were $648.0 million, an increase of $229.3 million compared with the same period in 2014, and an increase of $166.1 million compared with the quarter ended September 30, 2015.

Results of operations for the year ended December 31, 2015

Net income for the year ended December 31, 2015 was $15.4 million, compared with $14.7 million for the same period in 2014. Net income per diluted common share was $0.53 for the year ended December 31, 2015, compared with $0.64 for the same period in 2014.  The increase in net income was principally due to increased interest income resulting from growth in loans.  The increase was offset by an increase in provision for loan losses and an increase in noninterest expense primarily resulting from the Patriot merger.    Returns on average assets and average common equity, each on an annualized basis, for the year ended December 31, 2015 were 0.58% and 4.68%, respectively. Green Bancorp’s efficiency ratio was 60.27% for the  year ended December 31, 2015. Excluding the impact of the one-time acquisition expenses, returns on average assets and average common equity, would have been 0.73% and 5.90% and the efficiency ratio would have been 55.83% for the twelve months ended December 31, 2015.

Net interest income before provision for loan losses for the year ended December 31, 2015, was $97.6 million an increase of $27.4 million, or 39.1%, compared with $70.2 million during the same period in  2014.  The increase was primarily due to a 43.4% increase in average loan volume due to organic loan growth, the SharePlus acquisition, the Patriot merger and a 13 basis point decrease in the costs of interest-bearing deposits, partially offset by a 16 basis point decrease in loan yields. The net interest margin for the year ended December 31, 2015 decreased to 3.84%, compared with 3.88% for the same period in 2014. Average noninterest-bearing deposits for the year ended December 31, 2015  were $513.5 million, an increase of $166.2 million compared with the same period in 2014. Average shareholders’ equity for the year ended December 31, 2015 was $330.0 million, an increase of $97.1 million compared with the same period in 2014.

Noninterest income for year ended December 31, 2015 was $12.2 million, an increase of $4.1 million, or 51.3%, compared with $8.1 million for the same period in 2014.  This increase was primarily due to a $1.3 million increase in customer service fees, a $772 thousand gain on sale of available for sale securities, a $617 thousand increase in gain on sale of the guaranteed portion of certain loans, a $452 thousand increase in loan fees and a  $377 thousand increase in gain on sale of held for sale loans.

Noninterest expense for the year ended December 31, 2015, was $66.2 million, an increase of $13.7 million, or 26.2%, compared with $52.4 million for the same period in 2014.  The increase in noninterest expense is mainly due to recurring expenses related to the Patriot merger, the SharePlus acquisition, and related to being a public company.

Average loans held for investment increased 43.3% or $648.7 million to $2.1 billion for year ended December 31, 2015, compared with $1.5 billion for the same period in 2014.  Average deposits increased 38.2% or $603.0 million to $2.2 billion for the year ended December 31, 2015, compared with the same period of 2014.

Asset Quality

Nonperforming assets totaled $57.2 million or  1.51% of period end total assets at December 31, 2015, up from $12.0 million or 0.55% of period end total assets at December 31, 2014, and $36.3 million or 1.50% of period end total assets at September 30, 2015.  The increases were due primarily to energy-related migration to nonperforming during the third and fourth quarter 2015 and the addition of $10.5 million in real estate acquired through foreclosure that was acquired through the Patriot merger.  Accruing loans classified as troubled debt restructures and included in the nonperforming asset totals were $6.0 million at  December 31, 2015, compared with $2.3 million at December 31, 2014 and $6.0 million at September 30, 2015.

The allowance for loan losses was 1.05% of total loans at December 31, 2015, compared with 0.87% of total loans at December 31, 2014 and 1.05% of total loans at September 30, 2015.  The increase in the percentage when compared to December 31, 2014 was largely due to an increase in specific reserves.  At December 31, 2015, the Company’s allowance for loans losses to total loans excluding acquired loans that are accounted for under ASC 310-20 and ASC 310-30 was 1.70%.  Further, the allowance for loan losses plus acquired loan net discount to total loans adjusted for acquired loan net discount was 1.85% as of December 31, 2015.

The Company recorded a provision for loan losses of $12.5 million for the quarter ended December 31, 2015 up from the $3.1 million provision for the loan losses recorded for the quarter ended September 30, 2015.    The fourth quarter provision reflects the addition of specific reserves on energy related credits.  The provision for loan losses was $17.9 million for year ended December 31, 2015, compared with $2.7 million for the  year ended December 31, 2014.

Net charge offs were $277 thousand for the quarter ended December 31, 2015, compared with net charge offs of $622 thousand for the quarter ended September 30, 2015,  and net charge offs of $907 thousand for the quarter ended December 31, 2014. Net charge offs were $522 thousand, or 0.02% of average loans outstanding, for year ended December 31, 2015, compared with net charge offs of $3.4 million for the year ended December 31, 2014.

Acquisition of SP Bancorp, Inc.

On October 17, 2014, Green Bancorp acquired SP Bancorp, Inc. (“SP Bancorp”) and its wholly-owned subsidiary, SharePlus Bank (“SharePlus”) headquartered in Plano, Texas.  Pursuant to the terms of the merger agreement, we paid $46.4 million in cash for all outstanding shares of SP Bancorp capital stock, which resulted in goodwill of $14.5 million.

Merger with Patriot Bancshares, Inc.

On October 1, 2015, Green Bancorp completed the previously announced merger of Patriot Bancshares, Inc. (“Patriot”) and its wholly-owned subsidiary, Patriot Bank.  Patriot, headquartered in Houston, TX, operated six locations in Houston, two in Dallas and one in Fannin County, Texas.  As of September 30, 2015, Patriot, on a consolidated basis, reported total assets of $1.4 billion, total loans of $1.1 billion, total deposits of $1.1 billion and total shareholders’ equity of $125.2 million.

Under the terms of the merger agreement, the Company issued 10.4 million shares of Green Bancorp common stock for all outstanding shares of Patriot common stock, including the converted Series D and Series F preferred stock.  In addition, Patriot’s $27.3 million Series B and Series C preferred stock were redeemed in connection with the closing.

Non-GAAP Financial Measures

Green Bancorp’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Green Bancorp reviews tangible book value per common share,  the tangible common equity to tangible assets ratio, allowance for loan losses to total loans excluding acquired loans, allowance for loan losses plus acquired loans net discount to total loans adjusted for acquired loan net discount, selected metrics excluding one-time acquisition expenses and pre-tax, pre-provision adjusted net income.  Green Bancorp has included in this Earnings Release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to the “Notes to Financial Highlights” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Capital Management

The Basel III Capital Rules adopted by the federal regulatory authorities in 2013 substantially revised the risk-based capital requirements applicable to Green Bancorp and Green Bank. The Basel III Capital Rules became effective for Green Bancorp on January 1, 2015, subject to a phase-in period for certain provisions. Among other things, the Basel III Capital Rules introduced a new capital measure called “Common Equity Tier 1,” which is a comparison of the sum of certain equity capital components to total risk-weighted assets, and revised the risk-weighting approach of the capital ratios with a more risk-sensitive approach that expanded the risk-weighting categories from the previous Basel I derived categories to a much larger and more risk-sensitive number of categories, depending on the nature of the assets.

Conference Call

As previously announced, Green Bancorp will hold a conference call today, January 29, 2016, to discuss its fourth quarter 2015 results at 9:00 a.m. (Eastern Time).  The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562 and requesting to be joined to the Green Bancorp Fourth Quarter 2015 Earnings Conference Call.  A replay will be available starting at 12:00 pm Eastern Time on January 29, 2016 and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for the replay is 13628482.  The replay will be available until 11:59 pm Eastern Time on February 5, 2016.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company's website at investors.greenbank.com.  The online replay will remain available for a limited time beginning immediately following the call.

To learn more about Green Bancorp, please visit the Company's web site at www.greenbank.com.  Green Bancorp uses its web site as a channel of distribution for material Company information. Financial and other material information regarding Green Bancorp is routinely posted on the Company's web site and is readily accessible.

About Green Bancorp, Inc.

Headquartered in Houston, Texas, Green Bancorp is a bank holding company that operates Green Bank in Houston, Dallas and Austin. Commercial-focused, Green Bank is a nationally chartered bank regulated by the Office of the Comptroller of the Currency, a division of the Department of the Treasury of the United States.

Forward Looking Statement

The information presented herein and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Green Bancorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Statements about the expected timing, completion and effects of the proposed transactions and all other statements in this release other than historical facts constitute forward-looking statements.

In addition to factors previously disclosed in Green Bancorp’s reports filed with the SEC and those identified elsewhere in this communication, the following factors among others, could cause actual results to differ materially from forward-looking statements: difficulties and delays in integrating the Green Bancorp and Patriot businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
	(Dollars in thousands)
Period End Balance Sheet Data:
Cash and cash equivalents	$124,906	$96,451	$168,416	$129,108	$68,923
Securities	318,151	249,558	258,882	228,035	238,278
Other investments	20,986	16,977	10,831	10,000	11,365
Loans held for sale	384	192	1,287	939	573
Loans held for investment	3,130,669	1,982,280	1,894,742	1,810,842	1,799,155
Allowance for loan losses	(32,947)	(20,724)	(18,292)	(17,542)	(15,605)
Goodwill	85,291	30,129	30,129	30,129	30,129
Core deposit intangibles, net	11,562	3,704	3,852	4,000	4,148
Real estate acquired through foreclosure	12,122	1,665	4,488	4,863	4,863
Premises and equipment, net	27,736	24,766	24,773	24,817	25,200
Other assets	87,297	30,989	29,843	27,474	29,106
Total assets	$3,786,157	$2,415,987	$2,408,951	$2,252,665	$2,196,135

Noninterest-bearing deposits	$643,354	$499,101	$604,073	$459,100	$431,942
Interest-bearing transaction and savings deposits	1,104,630	792,957	758,123	809,300	777,431
Certificates and other time deposits	1,352,764	649,082	662,335	663,451	636,340
Total deposits	3,100,748	1,941,140	2,024,531	1,931,851	1,845,713
Securities sold under agreements to repurchase	3,073	3,080	9,858	13,012	4,605
Other borrowed funds	223,265	158,893	67,309	7,323	47,586
Subordinated debentures	13,187	-	-	-	-
Other liabilities	16,482	9,645	8,601	6,709	9,826
Total liabilities	3,356,755	2,112,758	2,110,299	1,958,895	1,907,730
Shareholders' equity	429,402	303,229	298,652	293,770	288,405
Total liabilities and equity	$3,786,157	$2,415,987	$2,408,951	$2,252,665	$2,196,135

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	For the Quarter Ended					For the Year Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
	(Dollars in thousands)
Income Statement Data:
Interest income:
Loans, including fees	$37,693	$22,601	$22,252	$21,659	$21,414	$104,205	$75,121
Securities	1,079	809	838	878	986	3,604	3,993
Other investments	119	111	113	110	111	453	352
Federal funds sold	2	-	-	-	-	2	-
Deposits in financial institutions	104	78	53	55	47	290	139
Total interest income	38,997	23,599	23,256	22,702	22,558	108,554	79,605

Interest expense:
Transaction and savings deposits	1,030	696	695	682	684	3,103	2,539
Certificates and other time deposits	2,505	1,651	1,607	1,474	1,553	7,237	6,747
Subordinated debentures	227	-	-	-	-	227	-
Other borrowed funds	228	90	31	30	38	379	142
Total interest expense	3,990	2,437	2,333	2,186	2,275	10,946	9,428

Net interest income	35,007	21,162	20,923	20,516	20,283	97,608	70,177
Provision for loan losses	12,500	3,054	805	1,505	1,250	17,864	2,693
Net interest income after provision for loan losses	22,507	18,108	20,118	19,011	19,033	79,744	67,484

Noninterest income:
Customer service fees	1,278	867	917	863	796	3,925	2,655
Loan fees	647	680	671	371	483	2,369	1,917
Gain on sale of available-for-sale securities, net	772	-	-	-	-	772	-
Gain on sale of held for sale loans, net	60	113	157	75	28	405	28
Gain on sale of guaranteed portion of loans, net	971	908	960	645	594	3,484	2,867
Other	548	303	250	131	236	1,232	589
Total noninterest income	4,276	2,871	2,955	2,085	2,137	12,187	8,056

Noninterest expense:
Salaries and employee benefits	11,913	8,562	8,878	8,757	8,891	38,110	31,102
Occupancy	2,743	1,332	1,562	1,460	1,585	7,097	5,028
Professional and regulatory fees	1,863	1,988	3,605	1,467	1,612	8,923	5,647
Data processing	1,261	610	583	644	4,173	3,098	5,353
Software license and maintenance	738	352	392	362	418	1,844	1,424
Marketing	331	160	152	148	95	791	654
Loan related	628	185	263	109	220	1,185	523
Real estate acquired by foreclosure, net	352	339	382	13	(30)	1,086	286
Other	1,643	844	761	796	916	4,044	2,416
Total noninterest expense	21,472	14,372	16,578	13,756	17,880	66,178	52,433

Income before income taxes	5,311	6,607	6,495	7,340	3,290	25,753	23,107
Provision for income taxes	2,738	2,528	2,357	2,691	1,243	10,314	8,365
Net income	$2,573	$4,079	$4,138	$4,649	$2,047	$15,439	$14,742

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	As of and For the Quarter Ended					As of and For the Year Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
	(In thousands, except per share data)
Per Share Data (Common Stock):
Basic earnings per common share	$0.07	$0.16	$0.16	$0.18	$0.08	$0.54	$0.65
Diluted earnings per share	0.07	0.15	0.16	0.18	0.08	0.53	0.64
Book value per common share	11.67	11.54	11.37	11.22	11.02	11.67	11.02
Tangible book value per common share (1)	9.04	10.25	10.08	9.92	9.71	9.04	9.71

Common Stock Data:
Shares outstanding at period end	36,788	26,277	26,270	26,176	26,176	36,788	26,176
Weighted average basic shares outstanding for the period	36,623	26,274	26,199	26,176	26,171	28,839	22,625
Weighted average diluted shares outstanding for the period	36,854	26,551	26,518	26,359	26,592	29,096	22,915

Selected Performance Metrics:
Return on average assets	0.27%	0.68%	0.73%	0.85%	0.38%	0.58%	0.79%
Return on average equity	2.38	5.37	5.60	6.46	2.83	4.68	6.33
Efficiency ratio	54.66	59.80	69.43	60.86	79.75	60.27	67.02
Loans to deposits ratio	100.96	102.12	93.59	93.74	97.48	100.96	97.48
Noninterest expense to average assets	2.27	2.38	2.93	2.53	3.32	2.49	2.80

Capital Ratios:
Average shareholders’ equity to average total assets	11.4%	12.6%	13.0%	13.2%	13.4%	12.4%	12.4%
Tier 1 capital to average assets (leverage)	9.2	12.1	11.9	12.0	12.1	9.2	12.1
Common equity tier 1 capital(2)	9.6	12.2	12.5	13.0	N/A	9.6	N/A
Tier 1 capital to risk-weighted assets	9.6	12.2	12.5	13.0	13.1	9.6	13.1
Total capital to risk-weighted assets	10.5	13.2	13.4	13.9	14.0	10.5	14.0
Tangible common equity to tangible assets (1)	9.0	11.3	11.1	11.7	11.8	9.0	11.8

Selected Other Metrics:
Number of full time equivalent employees	353	258	266	267	272	353	272
Number of portfolio bankers	63	52	55	53	53	63	53
Period end actual loan portfolio average per portfolio banker	$46,822	$36,601	$33,191	$32,721	$31,500	$46,822	$31,500
Period end target loan portfolio average per portfolio banker	$60,584	$52,299	$47,348	$46,679	$44,698	$60,584	$44,698
Estimated remaining capacity to target loan portfolio size	22.72%	30.02%	29.90%	29.90%	29.53%	22.72%	29.53%

(1)Refer to “Notes to Financial Highlights” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

(2)Common equity tier 1 capital ratio is a new ratio required under the Basel III Capital Rules effective January 1, 2015.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	For the Quarter Ended
	December 31, 2015			September 30, 2015			December 31, 2014
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$3,043,384	$37,693	4.91%	$1,918,999	$22,601	4.67%	$1,732,607	$21,414	4.90%
Securities	340,381	1,079	1.26	257,930	809	1.24	245,504	986	1.59
Other investments	22,530	119	2.10	15,909	111	2.77	11,322	111	3.89
Federal funds sold	5,001	2	0.16	959	-	-	713	-	-
Interest earning deposits in financial institutions	130,396	104	0.32	117,465	78	0.26	61,929	47	0.30
Total interest-earning assets	3,541,692	38,997	4.37%	2,311,262	23,599	4.05%	2,052,075	22,558	4.36%

Allowance for loan losses	(20,726)			(18,892)			(15,686)
Noninterest-earning assets	240,084			103,186			98,425
Total assets	$3,761,050			$2,395,556			$2,134,814

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$1,088,605	$1,030	0.38%	$769,454	$696	0.36%	$741,918	$684	0.37%
Certificates and other time deposits	1,290,885	2,505	0.77	651,334	1,651	1.01	622,636	1,553	0.99
Securities sold under agreements to repurchase	4,362	2	0.18	7,483	3	0.16	5,654	2	0.14
Other borrowed funds	270,149	226	0.33	174,531	87	0.20	49,460	36	0.29
Subordinated debentures	12,982	227	6.94	-	-	-	-	-	-
Total interest-bearing liabilities	2,666,983	3,990	0.60%	1,602,802	2,437	0.60%	1,419,668	2,275	0.64%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	647,997			481,947			418,741
Other liabilities	16,543			9,437			9,745
Total liabilities	3,331,523			2,094,186			1,848,154
Shareholders’ equity	429,527			301,370			286,660
Total liabilities and shareholders’ equity	$3,761,050			$2,395,556			$2,134,814

Net interest rate spread			3.77%			3.45%			3.73%
Net interest income and margin(1)		$35,007	3.92%		$21,162	3.63%		$20,283	3.92%

(1)Net interest margin is equal to net interest income divided by interest-earning assets.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	For the Year Ended December 31,
	2015			2014
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$2,148,268	$104,205	4.85%	$1,498,450	$75,121	5.01%
Securities	274,780	3,604	1.31	251,731	3,993	1.59
Other investments	14,740	453	3.07	9,573	352	3.68
Federal funds sold	1,911	2	0.10	719	-	-
Interest earning deposits in financial institutions	102,719	290	0.28	50,291	139	0.28
Total interest-earning assets	2,542,418	108,554	4.27%	1,810,764	79,605	4.40%

Allowance for loan losses	(18,462)			(15,916)
Noninterest-earning assets	138,963			78,315
Total assets	$2,662,919			$1,873,163

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$855,869	$3,103	0.36%	$646,564	$2,539	0.39%
Certificates and other time deposits	812,255	7,237	0.89	584,771	6,747	1.15
Securities sold under agreements to repurchase	9,649	15	0.16	5,870	8	0.14
Other borrowed funds	128,135	364	0.28	48,503	134	0.28
Subordinated debentures	3,272	227	6.94	-	-	-
Total interest-bearing liabilities	1,809,180	10,946	0.61%	1,285,708	9,428	0.73%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	513,453			347,268
Other liabilities	10,279			7,319
Total liabilities	2,332,912			1,640,295
Shareholders’ equity	330,007			232,868
Total liabilities and shareholders’ equity	$2,662,919			$1,873,163

Net interest rate spread			3.66%			3.66%
Net interest income and margin(1)		$97,608	3.84%		$70,177	3.88%

(1)Net interest margin is equal to net interest income divided by interest-earning assets.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

Yield Trend

	For the Quarter Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014

Average yield on interest-earning assets:
Loans, including fees	4.91%	4.67%	4.86%	4.92%	4.90%
Securities	1.26	1.24	1.27	1.51	1.59
Other investments	2.10	2.77	4.56	4.28	3.89
Federal funds sold	0.16	-	-	-	-
Interest-earning deposits in financial institutions	0.32	0.26	0.28	0.26	0.30
Total interest-earning assets	4.37%	4.05%	4.27%	4.35%	4.36%

Average rate on interest-bearing liabilities:
Interest bearing transaction and savings	0.38%	0.36%	0.36%	0.35%	0.37%
Certificates and other time deposits	0.77	1.01	0.97	0.94	0.99
Other borrowed funds	0.33	0.20	0.30	0.24	0.27
Subordinated debentures	6.94	-	-	-	-
Total interest-bearing liabilities	0.60%	0.60%	0.63%	0.60%	0.64%

Net interest rate spread	3.77%	3.45%	3.63%	3.75%	3.73%
Net interest margin (1)	3.92%	3.63%	3.84%	3.93%	3.92%

(1)Net interest margin is equal to net interest income divided by interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014

Average yield on loans, excluding fees (2)	4.22%	4.37%	4.47%	4.50%	4.48%
Average cost of interest-bearing deposits	0.59	0.66	0.64	0.61	0.65
Average cost of total deposits, including noninterest-bearing	0.46	0.49	0.48	0.47	0.50

(2)Average yield on loans, excluding fees is equal to loan interest income divided by average loan principal.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

Portfolio Composition

	Dec 31, 2015		Sep 30, 2015		Jun 30, 2015		Mar 31, 2015		Dec 31, 2014

	(Dollars in thousands)
Period End Balances

Commercial & industrial	$1,206,452	38.5%	$820,337	41.4%	$795,483	42.0%	$744,380	41.1%	$788,410	43.8%
Real Estate:
Owner occupied commercial	353,889	11.3	183,224	9.2	176,453	9.2	166,604	9.1	163,592	9.1
Commercial	904,115	28.9	483,628	24.4	383,863	20.3	367,071	20.3	339,006	18.8
Construction, land & land development	358,813	11.5	252,206	12.8	290,469	15.3	273,125	15.1	240,666	13.4
Residential mortgage	293,483	9.4	230,796	11.6	234,026	12.4	249,591	13.8	257,066	14.3
Consumer and Other	13,917	0.4	12,089	0.6	14,448	0.8	10,071	0.6	10,415	0.6
Total loans held for investment	$3,130,669	100.0%	$1,982,280	100.0%	$1,894,742	100.0%	$1,810,842	100.0%	$1,799,155	100.0%

Deposits:
Noninterest-bearing	$643,354	20.7%	$499,101	25.7%	$604,073	29.9%	$459,100	23.8%	$431,942	23.4%
Interest-bearing transaction	172,737	5.6	132,604	6.8	133,584	6.6	142,442	7.4	134,448	7.3
Money market	793,808	25.6	604,912	31.2	567,613	28.0	607,033	31.4	581,346	31.5
Savings	138,085	4.5	55,441	2.9	56,926	2.8	59,825	3.1	61,637	3.3
Certificates and other time deposits	1,352,764	43.6	649,082	33.4	662,335	32.7	663,451	34.3	636,340	34.5
Total deposits	$3,100,748	100.0%	$1,941,140	100.0%	$2,024,531	100.0%	$1,931,851	100.0%	$1,845,713	100.0%

Loan to Deposit Ratio	101.0%		102.1%		93.6%		93.7%		97.5%

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

Asset Quality

	As of and for the Quarter Ended					As of and for the Year Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans	$37,541	$22,762	$4,402	$3,789	$2,127	$37,541	$2,127
Accruing loans 90 or more days past due	52	4,233	-	7	16	52	16
Restructured loans—nonaccrual	1,464	1,623	1,712	3,113	2,717	1,464	2,717
Restructured loans—accrual	5,988	6,048	681	2,390	2,257	5,988	2,257
Total nonperforming loans	45,045	34,666	6,795	9,299	7,117	45,045	7,117
Real estate acquired through foreclosure	12,122	1,665	4,488	4,863	4,863	12,122	4,863
Total nonperforming assets	$57,167	$36,331	$11,283	$14,162	$11,980	$57,167	$11,980

Charge-offs:
Commercial and industrial	$(362)	$(981)	$(1,227)	$(77)	$(960)	$(2,647)	$(2,927)
Residential mortgage	(22)	(41)	-	-	-	(63)	-
Other consumer	(17)	(12)	(12)	(105)	(10)	(146)	(1,297)
Total charge-offs	(401)	(1,034)	(1,239)	(182)	(970)	(2,856)	(4,224)

Recoveries:
Commercial and industrial	$94	$331	$1,163	$597	$53	$2,185	$118
Owner occupied commercial real estate	-	-	-	-	-	-	14
Commercial real estate	1	75	-	1	-	77	1
Construction, land & land development	5	-	-	-	-	5	-
Residential mortgage	14	4	6	12	5	36	20
Other consumer	10	2	15	4	5	31	622
Total recoveries	124	412	1,184	614	63	2,334	775

Net recoveries (charge-offs)	$(277)	$(622)	$(55)	$432	$(907)	$(522)	$(3,449)

Allowance for loan losses at end of period	$32,947	$20,724	$18,292	$17,542	$15,605	$32,947	$15,605

Asset Quality Ratios:
Nonperforming assets to total assets	1.51%	1.50%	0.47%	0.63%	0.55%	1.51%	0.55%
Nonperforming loans to total loans	1.44	1.75	0.36	0.51	0.40	1.44	0.40
Total classified assets to total regulatory capital	37.59	28.19	19.03	10.93	11.76	37.59	11.76
Allowance for loan losses to total loans	1.05	1.05	0.97	0.97	0.87	1.05	0.87
Net charge-offs (recoveries) to average loans outstanding	0.01	0.03	0.00	(0.02)	0.05	0.02	0.23

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

We identify certain financial measures discussed in this release as being “non‑GAAP financial measures.” In accordance with the SEC’s rules, we classify a financial measure as being a non‑GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States in our statements of income, balance sheet or statements of cash flows. Non‑GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures or other measures that are not non‑GAAP financial measures or both.

The non‑GAAP financial measures that we discuss in this release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non‑GAAP financial measures that we discuss in this release may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non‑GAAP financial measures we have discussed in this release when comparing such non‑GAAP financial measures.

Tangible Book Value Per Common Share.  Tangible book value is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as shareholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by shares of common stock outstanding. For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is our book value.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
	(In thousands, except per share data)
Tangible Common Equity
Total shareholders’ equity	$429,402	$303,229	$298,652	$293,770	$288,405
Adjustments:
Goodwill	85,291	30,129	30,129	30,129	30,129
Core deposit intangibles	11,562	3,704	3,852	4,000	4,148
Tangible common equity	$332,549	$269,396	$264,671	$259,641	$254,128
Common shares outstanding (1)	36,788	26,277	26,270	26,176	26,176
Book value per common share (1)	$11.67	$11.54	$11.37	$11.22	$11.02
Tangible book value per common share (1)	$9.04	$10.25	$10.08	$9.92	$9.71

(1)Excludes the dilutive effect of common stock issuable upon exercise of outstanding stock options.  The number of exercisable options outstanding was 875,007 as of Dec 31, 2015;  939,576 as of Sep 30, 2015; 938,927 as of Jun 30, 2015; 1,021,555 as of Mar 31, 2015; and 1,020,743 as of Dec 31, 2014.

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

Tangible Common Equity to Tangible Assets.  Tangible common equity to tangible assets is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as shareholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total shareholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
	(Dollars in thousands)
Tangible Common Equity
Total shareholders’ equity	$429,402	$303,229	$298,652	$293,770	$288,405
Adjustments:
Goodwill	85,291	30,129	30,129	30,129	30,129
Core deposit intangibles	11,562	3,704	3,852	4,000	4,148
Tangible common equity	$332,549	$269,396	$264,671	$259,641	$254,128
Tangible Assets
Total assets	$3,786,157	$2,415,987	$2,408,951	$2,252,665	$2,196,135
Adjustments:
Goodwill	85,291	30,129	30,129	30,129	30,129
Core deposit intangibles	11,562	3,704	3,852	4,000	4,148
Tangible assets	$3,689,304	$2,382,154	$2,374,970	$2,218,536	$2,161,858
Tangible Common Equity to Tangible Assets	9.0%	11.3%	11.1%	11.7%	11.8%

Allowance for Loan Losses to Total Loans excluding Acquired Loans.  The allowance for loan losses to total loans excluding acquired loans is a non‑GAAP measure used by management to evaluate the Company’s financial condition. Due to the application of purchase accounting, we use this non-GAAP ratio that excludes that impact of these items to evaluate our allowance for loan losses to total loans.  We calculate: (a) total loans excluding acquired loans as total loans less the fair value of acquired loans accounted for under ASC topics 310-20 and 310-30; and (b) allowance for loan losses to total loans excluding acquired loans as the allowance for loan losses divided by total loans excluding acquired loans (as described in clause (a)).  For allowance for loan losses to total loans excluding acquired loans, the most directly comparable financial measure calculated in accordance with GAAP is allowance for loan losses to total loans.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in the allowance for loan losses to total loans excluding acquired loans.  The acquired loans may have a premium or discount associated with them that includes a potential credit loss component with similar characteristics to the allowance for loan losses.  This measure reports the allowance for loan loss coverage to only those loans not accounted for pursuant to ASC topics 310-20 and 310-30 which may assist the investor in evaluating the allowance coverage of loans excluding acquired loans.

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

The following table reconciles, as of the dates set forth below, allowance for loan losses to total loans excluding acquired loans:

	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
	(Dollars in thousands)
Allowance for loan losses	$32,947	$20,724	$18,292	$17,542	$15,605
Total loans excluding acquired loans
Total loans	$3,130,669	$1,982,280	$1,894,742	$1,810,842	$1,799,155
Less: Fair value of acquired loans accounted for under ASC Topics 310-20 and 310-30	1,197,112	172,645	190,815	214,689	238,424
Total loans excluding acquired loans	$1,933,557	$1,809,635	$1,703,927	$1,596,153	$1,560,731
Allowance for loan losses to total loans excluding acquired loans	1.70%	1.15%	1.07%	1.10%	1.00%

Allowance for Loan Losses plus Acquired Loan Net Discount to Total Loans adjusted for Acquired Loan Net Discount.  Allowance for loan losses plus acquired loan net discount to total loans adjusted for acquired loan net discount is a non‑GAAP measure used by management to evaluate the Company’s financial condition.  We calculate: (a) allowance for loan losses plus acquired loan net discount as allowance for loan losses plus acquired loan net discount, net of accumulated amortization; (b) total loans adjusted for acquired loan net discount as total loans plus acquired loan net discount, net of accumulated amortization; and (c) allowance for loan losses plus acquired loan net discount to total loans adjusted for acquired loan net discount as allowance for loan losses plus acquired loan net discount (as calculated in clause (a)) divided by total loans adjusted for acquired loan net discount (as calculated in clause (b)).

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in the allowance for loan losses plus the acquired loan net discount to total loans adjusted for the acquired loan net discount.  This measure reports the combined allowance for loan loss and acquired loan net discount (or premium) as a percentage of loans inclusive of the acquired loan net discount (or premium) which may assist the investor in evaluating allowance coverage on loans inclusive of additional discount or premium resulting from purchase accounting adjustments.

The following table reconciles, as of the dates set forth below, allowance for loan losses plus acquired loans net discount to total loans adjusted for acquired loan net discount:

	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014

	(Dollars in thousands)
Allowance for loan losses plus acquired loan net discount
Allowance for loan losses at end of period	$32,947	$20,724	$18,292	$17,542	$15,605
Plus: Net discount on acquired loans	25,348	2,580	2,771	3,474	4,081
Total allowance plus acquired loan net discount	$58,295	$23,304	$21,063	$21,016	$19,686

Total loans adjusted for acquired loan net discount
Total loans	$3,130,669	$1,982,280	$1,894,742	$1,810,842	$1,799,155
Plus: Net discount on acquired loans	25,348	2,580	2,771	3,474	4,081
Total loans adjusted for acquired loan net discount	$3,156,017	$1,984,860	$1,897,513	$1,814,316	$1,803,236
Allowance for loan losses plus acquired loan net discount loans to total loans adjusted for acquired loan net discount	1.85%	1.17%	1.11%	1.16%	1.09%

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

Selected Metrics Excluding One-time Acquisition Expenses.  The selected metrics excluding one-time acquisition expenses are non‑GAAP measures used by management to evaluate the Company’s performance. We calculate: (a) noninterest expense excluding one-time acquisition expenses as total noninterest expense less the one-time acquisition expenses; (b) net income excluding one-time acquisition expenses as net income plus one-time acquisition expenses, net of taxes; (c) diluted earnings per share excluding one-time acquisition expenses as net income excluding one-time acquisition expenses (as calculated in clause (b)) divided by the weighted average diluted shares outstanding;  (d) return on average assets excluding one-time acquisition expenses as net income excluding one-time acquisition expenses (as calculated in clause (b)) divided by average total assets;  (e) return on average equity excluding one-time acquisition expenses as net income excluding one-time acquisition expenses (as calculated in clause (b)) divided by average total shareholders’ equity; and (f) efficiency ratio excluding one-time acquisition expenses as noninterest expense excluding one-time acquisition expenses (as calculated in clause (a)) divided by the sum of net interest income and noninterest income.  For noninterest expense excluding one-time acquisition expenses, the most comparable financial measure calculated in accordance with GAAP is noninterest expense. For net income excluding one-time acquisition expenses, the most comparable financial measure calculated in accordance with GAAP is net income. For diluted earnings per share excluding one-time acquisition expenses, the most comparable financial measure calculated in accordance with GAAP is diluted earnings per share. For return on average assets excluding one-time acquisition expenses, the most comparable financial measure calculated in accordance with GAAP is return on average assets. For return on average equity excluding one-time acquisition expenses, the most comparable financial measure calculated in accordance with GAAP is return on average equity. For the efficiency ratio excluding one-time acquisition expenses, the most comparable financial measure calculated in accordance with GAAP is the efficiency ratio.

We believe that these measures are important to many investors in the marketplace who are interested in changes from period to period in noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity and efficiency ratio with the exclusion of one-time acquisition expenses.

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

The following table reconciles, as of the dates set forth below, the selected metrics excluding one-time acquisition expenses:

	For the Quarter Ended					For the Year Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014

	(In thousands, except per share data)
Noninterest Expense Excluding One-time Acquisition Expenses
Total noninterest expense	$21,472	$14,372	$16,578	$13,756	$17,880	$66,178	$52,433
Less: One-time acquisition expenses	1,846	808	1,996	226	4,290	4,876	5,226
Noninterest expense excluding one-time acquisition expenses	$19,626	$13,564	$14,582	$13,530	$13,590	$61,302	$47,207

Net Income Excluding One-time Acquisition Expenses
Net Income	$2,573	$4,079	$4,138	$4,649	$2,047	$15,439	$14,742
Plus: One-time acquisition expenses, net of taxes	2,057	525	1,297	147	2,788	4,026	3,397
Net income excluding one-time acquisition expenses	$4,630	$4,604	$5,435	$4,796	$4,835	$19,465	$18,139

Weighted average diluted shares outstanding	36,854	26,551	26,518	26,359	26,592	29,096	22,915
Diluted earnings per share	$0.07	$0.15	$0.16	$0.18	$0.08	$0.53	$0.64
Diluted earnings per share, excluding one-time acquisition expenses	0.13	0.17	0.20	0.18	0.18	0.67	0.79

Average Total Assets	$3,761,050	$2,395,556	$2,273,297	$2,207,869	$2,134,814	$2,662,919	$1,873,163
Return on average assets	0.27%	0.68%	0.73%	0.85%	0.38%	0.58%	0.79%
Return on average assets, excluding one-time acquisition expenses	0.49	0.76	0.96	0.88	0.90	0.73	0.97

Average Common Shareholders' equity	$429,527	$301,370	$296,259	$291,674	$286,660	$330,007	$232,868
Return on average equity	2.38%	5.37%	5.60%	6.46%	2.83%	4.68%	6.33%
Return on average equity, excluding one-time acquisition expenses	4.28	6.06	7.36	6.67	6.69	5.90	7.79

Net interest income	$35,007	$21,162	$20,923	$20,516	$20,283	$97,608	$70,177
Noninterest Income	$4,276	$2,871	$2,955	$2,085	$2,137	$12,187	$8,056

Efficiency ratio	54.66%	59.80%	69.43%	60.86%	79.75%	60.27%	67.02%
Efficiency ratio, excluding one-time acquisition expenses	49.96	56.44	61.07	59.86	60.62	55.83	60.34

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

Pre-tax, Pre-provision Adjusted Net Income.  Pre-tax, pre-provision adjusted net income is a non‑GAAP measure used by management to evaluate the Company’s financial condition. We calculate pre-tax, pre-provision adjusted net income as net income plus provision for income taxes, plus provision for loan losses, plus one-time acquisition expenses.  For pre-tax, pre-provision adjusted net income, the most directly comparable financial measure calculated in accordance with GAAP is net income.

We believe that this measure is important to many investors in the marketplace who are interested in understanding the operating performance of the company before provision for loan losses, which can vary from quarter to quarter, and income taxes.

The following table reconciles, as of the dates set forth below, pre-tax, pre-provision adjusted net income:

	For the Quarter Ended					For the Year Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014

	(Dollars in thousands)
Pre-Tax, Pre-Provision Adjusted Net Income
Net Income	$2,573	$4,079	$4,138	$4,649	$2,047	$15,439	$14,742
Plus: Provision on income taxes	2,738	2,528	2,357	2,691	1,243	10,314	8,365
Plus: Provision for loan losses	12,500	3,054	805	1,505	1,250	17,864	2,693
Plus: One-time acquisition expenses	1,846	808	1,996	226	4,290	4,876	5,226
Total pre-tax, pre-provision adjusted net income	$19,657	$10,469	$9,296	$9,071	$8,830	$48,493	$31,026